EXHIBIT 99.1

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Applied Digital Corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement (this “Agreement”) as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Date: June 17, 2024

CIM APLD LENDER HOLDINGS, LLC

By: APLD Lender Holdings Parent, LLC, its managing member

By: CIM Infrastructure Fund III, L.P., its managing member

By: CIM Infrastructure Fund III GP, LLC, its general partner

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

APLD LENDER HOLDINGS PARENT, LLC

By: CIM Infrastructure Fund III, L.P., its managing member

By: CIM Infrastructure Fund III GP, LLC, its general partner

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM INFRASTRUCTURE FUND III, L.P.

By: CIM Infrastructure Fund III GP, LLC, its general partner

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM INFRASTRUCTURE FUND III GP, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM APPLIED DIGITAL PARALLEL, LLC

By: CIM Infrastructure III SLP, LLC, its managing member

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM INFRASTRUCTURE FUND III (LUX) SCSP, acting through its managing general partner, CIM INFRASTRUCTURE III GP (LUX), S.À R.L., FOR ITSELF

By:	/s/ David Thompson
Name:	David Thompson
Title:	Class A Manager

By:	/s/ Sara Speed
Name:	Sara Speed
Title:	Class B Manager

CIM INFRASTRUCTURE III GP (LUX), S.A.R.L., For Itself

By:	/s/ David Thompson
Name:	David Thompson
Title:	Class A Manager

By:	/s/ Sara Speed
Name:	Sara Speed
Title:	Class B Manager

CIM GROUP MANAGEMENT, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM GROUP MANAGEMENT HOLDINGS, LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer

CIM GROUP , LLC

By:	/s/ David Thompson
Name:	David Thompson
Title:	Vice President and Chief Financial Officer